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                                                                    EXHIBIT 21.1



                              LIST OF SUBSIDIARIES

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NAME                                         JURISDICTION OF INCORPORATION
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Entevo Corporation                           Delaware
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Curasoft, Inc.                               California
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BindView Development International           Delaware
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BindView Development GMBH                    Germany
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Netect Ltd.                                  Israel
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Netect Inc                                   Delaware
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BindView UK Ltd.                             United Kingdom
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BindView Australia PTY Limited               Australia
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BindView SARL                                France
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BindView India                               India
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